Exhibit 4.15

KENNEDY-WILSON HOLDINGS, INC.,

as Parent

KENNEDY-WILSON, INC.,

as Issuer

THE NEW SUBSIDIARY GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 11

Dated as of November 13, 2019

to

INDENTURE

Dated as of March 25, 2014

5.875% SENIOR NOTES DUE 2024

SUPPLEMENTAL INDENTURE NO. 11 (the “Supplemental Indenture”), dated as of November 13, 2019, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), KW 2013EE, LLC, a Delaware limited liability company, KW EU PRS Investor, LLC, a Delaware limited liability company, KW Rosewood Premiere, LLC, a Delaware limited liability company, KW River Pointe Premier, LLC, a Delaware limited liability company, KW Kawana Springs, LLC, a Delaware limited liability company, KW Quebec Participant, LLC, a Delaware limited liability company, KW Quebec Asset Manager, LLC, a Delaware limited liability company, KW Real Estate II Equity, LLC, a Delaware limited liability company, KW Real Estate II Carry, LLC, a Delaware limited liability company, KW Real Estate II GP, LLC, a Delaware limited liability company, KW Sunset CP Participant, LLC, a Delaware limited liability company, KW Sunset CP Asset Manager, LLC, a Delaware limited liability company, KW CP West Hills Participant, LLC, a Delaware limited liability company, KW CP West Hills Asset Manager, LLC, a Delaware limited liability company, KW Linder Road, LLC, a Delaware limited liability company, KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company, KW CDO Investor, LLC, a Delaware limited liability company, KW Hamilton Landing—Land, LLC, a Delaware limited liability company, KW Rancho Mirage Loan, LLC, a Delaware limited liability company, KW Sunset North, LLC, a Delaware limited liability company, KW Heights Investor, LLC, a Delaware limited liability company, and KW Burlingame Point Loan, LLC, a Delaware limited liability company (each, a “New Guarantor” and, collectively, the “New Guarantors”), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of March 25, 2014 (the “First Supplemental Indenture”), relating to the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture);

WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause the New Guarantors to provide a Guaranty and become Subsidiary Guarantors;

WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;

WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and

WHEREAS, pursuant to Sections 9.01 and 10.09 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.

Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.

Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the First Supplemental Indenture.

Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force and effect as if such paragraph were reproduced herein.

Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.

Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.

Section 8.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer, the Parent Guarantor and the New Guarantors party hereto.

[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KENNEDY-WILSON, INC.

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Secretary

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Secretary

KW 2013EE, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW EU PRS INVESTOR, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

[Signature page to Supplemental Indenture No. 11]

KW ROSEWOOD PREMIERE, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW RIVER POINTE PREMIER, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW KAWANA SPRINGS, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW QUEBEC PARTICIPANT, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

[Signature page to Supplemental Indenture No. 11]

KW QUEBEC ASSET MANAGER, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW REAL ESTATE II EQUITY, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW REAL ESTATE II CARRY, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW REAL ESTATE II GP, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW SUNSET CP PARTICIPANT, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

[Signature page to Supplemental Indenture No. 11]

KW SUNSET CP ASSET MANAGER, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW CP WEST HILLS PARTICIPANT, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW CP WEST HILLS ASSET MANAGER, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW LINDER ROAD, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW SEATTLE OFFICE PORTFOLIO GP, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

[Signature page to Supplemental Indenture No. 11]

KW CDO INVESTOR, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW HAMILTON LANDING—LAND, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW RANCHO MIRAGE LOAN, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW SUNSET NORTH, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President and Secretary

KW HEIGHTS INVESTOR, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

KW BURLINGAME POINT LOAN, LLC

By:	/s/ IN KU LEE
Name: In Ku Lee
Title: Vice President, Secretary and Treasurer

[Signature page to Supplemental Indenture No. 11]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ JANE SCHWEIGER
Name: Jane Schweiger
Title: Vice President

[Signature page to Supplemental Indenture No. 11]